SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 5, 2011

RAPTOR NETWORKS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-51443	84-1573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1508 South Grand Avenue
Santa Ana, California  92705
(Address of Principal Executive Offices)

(714) 380-6659
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 5, 2011, Raptor Networks Technology, Inc. (the “Company”) entered into an agreement with California Capital Equity, LLC (“CCE”), dated effective as of July 1, 2011, whereby the Company granted CCE an exclusive, worldwide, perpetual, irrevocable, fully paid, transferrable and sublicensable right and license in and to all of the Company’s intellectual property, including, but not limited to, all of the Company’s registered patents and patent applications (the “IP License”).  The IP License is exclusive even as to the Company, such that the Company no longer has any continuing rights in or to any of its intellectual property.

In consideration of the IP License, the Company received from CCE a one-time, lump-sum cash payment in the amount of $384,000 (the “Cash Payment”).  Subject to any consents or approvals that may be required from CCE as holder of the Company’s senior notes (described in greater detail under Item 2.04 of this Current Report on Form 8-K (this “Current Report”)), the Company anticipates utilizing the Cash Payment over the next two or three months to attempt to settle amounts owing to certain or all of the Company’s junior creditors and to wind down the Company’s operations.

In addition to facilitating the Company’s wind-down efforts, and again subject to any consents or approvals that may be required from CCE as holder of the Company’s senior notes, the Company’s sole remaining employees (Chief Executive Officer and President and Chief Financial Officer and Secretary) will attempt to determine if another company may have interest in utilizing the Company as a “public shell” vehicle.  It should be noted, however, that no progress with respect to a public shell transaction has been made as of the date of this Current Report and there can be no assurance that such a transaction will be consummated.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As disclosed under Item 1.01 of this Current Report, effective as of July 1, 2011, the Company granted CCE an exclusive (even as to the Company) right and license in and to all of the Company’s intellectual property.  The disclosures under Item 1.01 of this Current Report are incorporated by this reference into this Item 2.01.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Company’s Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) filed with the Securities and Exchange Commission (“Commission”) on March 15, 2011 and in certain other reports filed with the Commission, all of the Company’s 2006, 2007 and 2008 senior notes have fully matured and are payable in full upon the demand of the note holder.  As of June 17, 2011, the aggregate balance of principal and accrued and unpaid interest under the 2006, 2007 and 2008 senior notes was approximately $11,420,551.  Also as previously disclosed in the 2010 10-K and in certain other reports filed with the Commission, the 2007 and 2008 senior notes are secured by all of our assets.

As referenced in its Schedule 13G filed with the Commission on July 5, 2011, CCE has acquired all of the Company’s outstanding senior notes, including, but not limited to, the 2006, 2007 and 2008 senior notes.  On July 6, 2011, CCE provided the Company notice of default under the senior notes, declaring all amounts thereunder due and payable in full, and of CCE’s intent to exercise its rights and remedies against our assets, including possibly foreclosing on all of our assets.  In addition to the intellectual property already exclusively licensed to CCE pursuant to the IP License described in Items 1.01 and 2.01 of this Current Report, such a foreclosure or other exercise of remedies would likely cover our remaining inventory and any and all other assets of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR NETWORKS TECHNOLOGY, INC.

Date: July 11, 2011	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer